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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we consent to the incorporation by reference in this Registration Statement on Form S-8 of LaBranche & Co Inc. of our report dated January 24, 2000 relating to the financial statements of LaBranche & Co Inc. included in LaBranche & Co Inc.'s Annual Report on Form 10-K, as amended, also included in the proxy statement/prospectus, filed pursuant to Section 424(b)(1) on March 1, 2001, which forms a part of the Registration Statement on Form S-4 of LaBranche & Co Inc.(File No. 333-55862).

/s/ Arthur Andersen LLP

New York, New York
March 15, 2001